Exhibit 5.2

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

May 19, 2021

Athene Holding Ltd.

Washington House

Second Floor

16 Church Street

Hamilton, HM 11, Bermuda

Re:	Athene Holding Ltd. Registration on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Athene Holding Ltd., a Bermuda exempted company limited by shares (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount (or its foreign currency equivalent) of, among other things: (i) debt securities of the Company (the “Debt Securities”); (ii) depositary shares of the Company (the “Depositary Shares” and, together with the Debt Securities, the “Securities”) representing fractional shares of Debt Securities, Preference Shares of the Company, par value $0.001 per share (the “Preferred Stock”) or Class A Common Shares of the Company, par value $0.001 per share (the “Common Shares”).

Unless otherwise specified in the applicable prospectus supplement, (i) the Debt Securities will be issued pursuant to the indenture, dated as of January 12, 2018 (the “Indenture”), by and among the Company and U.S. Bank National Association, as trustee (the “Trustee”), and filed as Exhibit 4.6 to the Registration Statement, and (ii) the Depositary Shares will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and the depositary that is a party thereto.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith, the Memorandum of Association of the Company (the “Memorandum of Association”) as currently in effect, the Thirteenth Amended and Restated Bye-Laws of the Company (the “Bye-Laws”) as currently in effect and the resolutions of the Board of Directors of the Company (the “Board”) dated May 14, 2021 relating to the Registration Statement (the “Resolutions”). We have also examined originals, or copies of

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

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May 19, 2021

originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Based on the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.

Each series of Debt Securities covered by the Registration Statement will constitute validly issued and legally binding obligations of the Company when: (i) the Board or a duly authorized committee thereof shall have duly adopted resolutions in conformity with the Memorandum of Association, the Bye-Laws and the Resolutions authorizing any necessary supplement to the Indenture and the form, terms, execution, issuance and sale of such series of Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such series of Debt Securities and the Indenture (including any necessary supplement to the Indenture or officers’ certificate establishing the form and terms of such series of Debt Securities as contemplated by the Indenture ); (ii) the final terms of the applicable Debt Securities shall have been duly established and approved by all necessary action by the Company in accordance with the Indenture; (iii) any necessary supplement to the Indenture or officers’ certificate establishing the form and terms of such series of Debt Securities shall have been duly executed and delivered by the Company and the Trustee (in the case of such a supplement to the Indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate) in accordance with the provisions of the Memorandum of Association, the Bye-Laws, final resolutions of the Board or a duly authorized committee thereof and the Indenture; and (iv) the certificates evidencing the Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Trustee and shall have been duly issued, all in accordance with the Memorandum of Association, the Bye-Laws, final resolutions of the Board or a duly authorized committee thereof, the Indenture and any applicable supplemental indenture, or officers’ certificate, as the case may be, and shall have been delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

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May 19, 2021

2.

The Depositary Shares covered by the Registration Statement will be validly issued and entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement relating to the Depositary Shares when: (i) a Deposit Agreement relating to such Depositary Shares shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the depositary named in the Deposit Agreement; (ii) the Board or a duly authorized committee thereof shall have duly adopted resolutions in conformity with the Memorandum of Association, the Bye-Laws and the Resolutions (a) if applicable, establishing the form and terms of the series of Debt Securities, (b) if applicable, establishing the designations, preferences, rights, qualifications, limitations, restrictions, terms or other provisions of the series of Preferred Stock underlying the Depositary Shares and authorizing the issuance and sale of such series of Debt Securities, such series of Preferred Stock or such Common Shares, as the case may be, underlying the Depositary Shares; (iii) if the Depositary Shares relate to Debt Securities of any series, the actions described in paragraph 1 above, as applicable, shall have been taken; (iv) if the Depositary Shares relate to Preferred Stock of any series, all necessary action by the Company establishing the designations, preferences, rights, qualifications, limitations, restrictions, terms or other provisions of the series of Preferred Stock and the valid issuance, sale and delivery of such series of Preferred Stock shall have been taken in accordance with the Memorandum of Association, the Bye-Laws, the Resolutions and Bermuda and any other applicable law and certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and delivered against payment of the agreed consideration therefor; (v) if the Depositary Shares relate to Common Shares, all necessary action by the Company authorizing the valid issuance, sale and delivery of such Common Shares shall have been taken in accordance with the Memorandum of Association, the Bye-Laws, the Resolutions and Bermuda and any other applicable law and certificates representing such Common Shares shall have been duly executed, countersigned and registered and duly delivered against payment of the agreed consideration therefor; and (iv) the depositary receipts evidencing the Depositary Shares shall have been duly executed and delivered by the depositary in the manner set forth in the Deposit Agreement.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally, including, to the extent applicable, the rights or remedies of creditors of a “financial company” (as defined in Section 201 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), or the affiliates thereof, and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinions are also subject to (i) provisions of law which may require that a judgment for

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May 19, 2021

money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities or Depositary Shares that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities and each issue of Depositary Shares: (i) any Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto; (ii) the execution, delivery and performance by the Company of the Indenture (including any necessary supplement to the Indenture) and any applicable Deposit Agreement, and all actions necessary for the issuance of the Securities and the form and terms thereof will be duly authorized by all necessary action (corporate or otherwise) by the Company and will not (a) contravene the Memorandum of Association or the Bye-Laws each as then in effect, (b) violate any law, rule or regulation applicable to the Company or (c) result in any conflict with or breach of any agreement or document binding on the Company or violate any order, judgment, or decree of any court or governmental authority applicable to the Company; (iii) no authorization, approval or other action by, and no notice to or filing with, any court, governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of the Indenture, the applicable Deposit Agreement or the issuance of the Securities or any security underlying any Depositary Shares, and if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect; (iv) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (v) in the case of the issue of a series of Debt Securities, the Indenture will not have been modified or amended (other than by a necessary supplemental indenture as referred to above); (vi) in the case of the issue of Depositary Shares, the terms and conditions of such Depositary Shares, the underlying Debt Securities, Preferred Stock or Common Shares and the related Deposit Agreement will be as expressly contemplated in the prospectus supplement relating thereto; and (vii) the Memorandum of Association and the Bye-Laws, each as currently in effect, will not have been modified or amended and will be in full force and effect. We have further assumed that any necessary supplemental indenture, each series of Debt Securities and any Deposit Agreement will be governed by and construed in accordance with the laws of the State of New York.

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May 19, 2021

Except to the extent expressly set forth in our opinions above, with respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto.

This opinion letter is limited to the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws or the laws of Bermuda.

The opinions set forth herein are given as of the date hereof, and we undertake no obligation to update or supplement this letter if any applicable law changes after the date hereof or if we become aware of any fact or other circumstances that changes or may change any opinion set forth herein after the date hereof or for any other reason.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP